EXHIBIT 99.3

CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES

of

SERIES E CUMULATIVE CONVERTIBLE PREFERRED STOCK

of

BOSTON LIFE SCIENCES, INC.

BOSTON LIFE SCIENCES, INC., a Delaware corporation (the “Corporation”), pursuant to Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations, Rights and Preferences and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation of the Corporation, as amended to date, which authorizes the issuance of 1,000,000 shares of preferred stock, $0.01 par value per share, in one or more series, the Board duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

RESOLVED, that, pursuant to Article Fourth, of the Certificate of Incorporation of the Corporation, as amended to date, the Board hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of preferred stock of the Corporation consisting of 800 shares, par value $0.01 per share, to be designated “Series E Cumulative Convertible Preferred Stock” (hereinafter, the “Convertible Preferred Stock” or the “Preferred Stock”); and be it

RESOLVED, that each share of Convertible Preferred Stock shall rank equally in all respects and shall be subject to the following terms and provisions:

1. Dividends. The holders of the Convertible Preferred Stock shall be entitled to receive, when, if and as declared by the Corporation’s Board of Directors, out of funds legally available therefor, cumulative dividends payable as set forth in this Section 1.

(a) Dividends on the Convertible Preferred Stock shall accrue and shall be cumulative from the date of issuance of the shares of Convertible Preferred Stock (the “Date of Original Issue”), whether or not earned or declared by the Board of Directors of the Corporation. Until paid, the right to receive dividends on the Convertible Preferred Stock shall accumulate, and shall be payable at the Corporation’s option in either cash or, unless a Bankruptcy Event (as defined below) has occurred, in shares of the Corporation’s Common Stock (the “Common Stock”), as set forth below, in arrears, on October 31 of each year (each, a “Dividend Payment Date”), commencing on October 31, 2004 (the “Initial Dividend Payment Date”) except that if such Dividend Payment Date is not a business day, then the Dividend Payment Date will be the immediately preceding business day. If the Corporation elects to pay the dividend in shares of Common Stock, the Corporation shall set aside a sufficient number of shares of Common Stock for the payment of such declared dividends and shall deliver certificates representing such shares of Common Stock to the holders of shares of Convertible Preferred Stock as of the record date for such dividend in payment of such declared dividends within three (3) business days after such Dividend Payment Date. Notwithstanding the foregoing, the Corporation shall not be permitted to pay any dividends on the Convertible Preferred Stock in shares of the Corporation’s Common Stock if a Bankruptcy Event (as defined below) shall have occurred and, if pursuant to clause (b), (d) or (f) of the definition thereof, be continuing, or if such Common Stock is not then listed or admitted to trading, or quoted, as applicable (or if the Corporation has received notice that such listing, admission or quotation may be terminated) on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. Each such dividend declared by the Board of Directors on the Convertible Preferred Stock shall be paid to the holders of record of shares of the Convertible Preferred Stock as they appear on the stock register of the Corporation on the record date. Dividends in arrears for any period may be declared by the Board of Directors of the Corporation and paid on shares of the Convertible Preferred Stock on any date fixed by the Board of Directors of the Corporation, whether or not a regular Dividend Payment Date, to holders of record of shares of the Convertible Preferred Stock as they appear on the Corporation’s stock register on the record date. The record date, which shall not be greater than five (5) days before such Dividend Payment Date or other date fixed by the Board of Directors for payment pursuant to the immediately prior sentence, shall be fixed by the Board of Directors of the Corporation. Any dividend payment made on shares of the Convertible Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest dividend period for which dividends have not been paid. If a dividend is to be paid in Common Stock, the Common Stock shall be valued at the Current Market Price (as defined below) as of such Dividend Payment Date, except that, in the case of dividends paid in respect of the Initial Dividend Payment Period (as defined below), the Common Stock shall be valued at the greater of (i) the Current Market Price on the Date of Original Issue or (ii) the Current Market Price as of such Dividend Payment Date or other date fixed by the Board of Directors for payment. In furtherance thereof, prior to any payment of dividends in Common Stock, the Corporation shall reserve out of the authorized but unissued shares of Common Stock, solely for issuance in respect of the payment of such dividends as herein described, a sufficient number of shares of Common Stock to pay such dividends, when, if and as declared by the Board of Directors of the Corporation. As soon as practicable following a decision by the Board of Directors to pay any dividends in shares of Common Stock, but in no case later than the applicable record date, the Corporation shall provide written notice to the holders of the Convertible Preferred Stock of such decision, provided that failure to timely give such notice shall not prevent the Corporation from paying such dividends in shares of Common Stock.

“Bankruptcy Event” means any of the following events: (a) the Corporation or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any subsidiary thereof; (b) there is commenced against the Corporation or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any subsidiary makes a general assignment for the benefit of creditors; (f) the Corporation or any subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; or (g) the Corporation or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

(b) Dividend Periods; Dividend Rate; Calculation of Dividends.

(i) Dividend Periods. The dividend periods (each a “Dividend Period”) shall be as follows: The initial Dividend Period shall begin on the Date of Original Issue and end on the Initial Dividend Payment Date (the “Initial Dividend Period”), and each Dividend Period thereafter shall commence on the day following the last day of the preceding Dividend Period and shall end on the next Dividend Payment Date.

(ii) Dividend Rate. The dividend rate on each share of Convertible Preferred Stock (the “Dividend Rate”), to be paid per annum on $10,000 (the Liquidation Preference, as defined below, of each such share) shall be as follows:

(A) The initial Dividend Rate shall be 4%; and

(B) Commencing on the date that is eighteen (18) months after the Date of Original Issue, the Dividend Rate shall increase to 8%.

(iii) Calculation of Dividends.

(A) The amount of dividends per share of Convertible Preferred Stock payable for each Dividend Period or part thereof shall be computed by multiplying the sum of (1) the Liquidation Preference plus (2) the amount of any accumulated dividends that were not paid when due and remain unpaid for any portion of the applicable Dividend Period (pro-rated for such portion of such Dividend Period) by the Dividend Factors (as defined below) for all Dividend Rates in effect during the Dividend Period or part thereof.

(B) The “Dividend Factor” for each Dividend Rate in effect from time to time shall be that Dividend Rate multiplied by a fraction, the numerator of which is the number of days in the applicable Dividend Period or part thereof on which both (1) the share of Convertible Preferred Stock was outstanding and (2) the Dividend Rate was in effect, and the denominator of which is 365.

“Current Market Price” means, in respect of any share of Common Stock on any date herein specified:

(1) if there shall not then be a public market for the Common Stock, the higher of (a) the book value per share of Common Stock at such date, and (b) the Appraised Value (as hereinafter defined) per share of Common Stock at such date, or

(2) if there shall then be a public market for the Common Stock, the higher of (x) the book value per share of Common Stock at such date, and (y) the average of the daily market prices for the five (5) consecutive trading days immediately before such date. The daily market price for each such trading day shall be (i) the closing bid price on such day on the principal stock exchange (including Nasdaq) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing bid price on such day as officially quoted on any such exchange (including Nasdaq), (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. (the “NASD”) selected mutually by holders of a majority of the Convertible Preferred Stock and the Corporation or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by holders of a majority of the Convertible Preferred Stock and one of which shall be selected by the Corporation (as applicable, the “Daily Market Price”).

“Appraised Value” means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Corporation may have no class of equity registered under the Exchange Act of 1934, as amended (the “Exchange Act”)) as of the last day of the most recent fiscal month end prior to such date specified, based on the value of the Corporation (assuming the conversion and exercise of all of the Corporation’s authorized and issued capital stock and then-exercisable warrants, options or other rights to purchase capital stock), as determined by a nationally recognized investment banking firm selected by the Corporation’s Board of Directors and having no prior relationship with the Corporation, and reasonably acceptable to not less than a majority in interest of the holders of the Preferred Stock then outstanding.

(c) Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the shares of Common Stock or any other class or series of capital stock of the Corporation for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid on the Convertible Preferred Stock through the most recent Dividend Payment Date. If full cumulative dividends have not been paid on shares of the Convertible Preferred Stock, all dividends declared on shares of the Convertible Preferred Stock shall be paid pro rata to the holders of outstanding shares of the Convertible Preferred Stock.

(d) The holders of the Convertible Preferred Stock shall each be entitled to receive dividends, on a pari passu basis with the holders of shares of Common Stock, out of any assets legally available therefor, with the amount of such dividends to be distributed to the holders of Convertible Preferred Stock computed on the basis of the number of shares of Common Stock which would be held by such holder if, immediately prior to the declaration of the dividend, all of the shares of Convertible Preferred Stock had been converted into shares of Common Stock, without regard to Section 5(h), at the then current Conversion Value (as hereinafter defined).

2. Voting Rights. Except as otherwise provided herein or by law, the holders of the Convertible Preferred Stock shall have full voting rights and powers, subject to the Beneficial Ownership Cap as defined in Section 5(h) and the Maximum Common Stock Issuance as defined in Section 5(i), equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any question upon which holders of Common Stock have the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. To the extent permitted under the applicable rules of the NASD, each holder of shares of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted on the record date for the taking of a vote, subject to the Beneficial Ownership Cap limitations set forth in Section 5(h) and the Maximum Common Stock Issuance as defined in Section 5(i), or, if no record date is established, at the day prior to the date such vote is taken or any written consent of stockholders is first executed; provided that for purposes of determining the number of votes to which a holder of Convertible Preferred Stock is entitled such determination shall be made as if the Conversion Value for such shares of Convertible Preferred Stock on the record date were equal to the Current Market Price on the Date of Original Issue, as adjusted pursuant to Section 5(f), but without any other adjustments thereto. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

3. Rights on Liquidation.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a “Liquidation”), before any distribution of assets of the Corporation shall be made to or set apart for the holders of Common Stock, the holders of Convertible Preferred Stock shall be entitled to receive payment out of such assets of the Corporation in an amount equal to $10,000 per share of Convertible Preferred Stock (such applicable amount being referred to as the “Liquidation Preference” for the Convertible Preferred Stock), plus any accumulated and unpaid dividends thereon (whether or not earned or declared). If the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Convertible Preferred Stock based on the aggregate Liquidation Preferences of the shares of Convertible Preferred Stock held by each such holder. After the payment in full of the amounts due to the holders of the Convertible Preferred Stock under this Section 3(a) shall have been made or irrevocably set aside, the holders of the Convertible Preferred Stock shall thereupon not be entitled to any further participation in any distribution of the assets of the Corporation.

(b) A Change of Control (as defined below) of the Corporation shall not be deemed a Liquidation, but shall instead be governed by the terms of Section 7 below.

4. Actions Requiring the Consent of Holders of Preferred Stock. As long as any shares of Convertible Preferred Stock are outstanding, or, in the case of Sections 4(c) and 4(d) only, as long as at least 200 shares (subject to adjustment for stock splits, reverse splits, stock dividends and the like) of the Convertible Preferred Stock are outstanding, the affirmative vote or written consent of the holders of at least 75% of the shares of Convertible Preferred Stock at the time outstanding, given in accordance with the Certificate of Incorporation and Bylaws of the Corporation, as amended, shall be necessary for effecting or validating any of the following transactions or acts (whether by merger, consolidation or otherwise):

(a) Any amendment, alteration or repeal of any of the provisions of this Certificate of Designations;

(b) Any amendment, alteration or repeal of the Certificate of Incorporation of the Corporation that will adversely affect the rights of the holders of the Convertible Preferred Stock;

(c) The authorization or creation by the Corporation of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, in each case which class ranks in terms of liquidation preference, redemption rights or dividend rights, senior to the Convertible Preferred Stock in any manner; provided, that, such actions in connection with a Change of Control shall not require approval pursuant to this Section 4(c); provided, further, that the foregoing proviso shall in no way be deemed to impair any other voting rights of the Convertible Preferred Stock set forth herein or under applicable law; and

(d) The redemption, purchase or other acquisition, directly or indirectly, of any shares of capital stock of the Corporation or any of its subsidiaries or any option, warrant or other right to purchase or acquire any such shares, or any other security, other than (A) the: (i) redemption of Preferred Stock pursuant to the terms hereof, or (ii) redemption of the warrants to purchase shares of Common Stock that are issued or issuable (the “Warrants”) under that certain Preferred Stock and Warrant Purchase Agreement entered into among the Corporation and the purchasers of the Preferred Stock on the Date of Original Issue (the “Preferred Stock Purchase Agreement”), pursuant to the redemption terms of the Warrants, (B) the repayment or prepayment of any indebtedness outstanding as of the date hereof in the ordinary course of business, which shall for the avoidance of doubt include any payment (whether or not then due) of principal, interest or dividends (whether in cash or in capital stock) on the Corporation’s outstanding 10% Convertible Senior Secured Promissory Notes due June 1, 2005 (including any cash collaterization thereof); or (C) repurchase or redemption of capital stock held by an employee, director or consultant of the Corporation upon termination of employment or services with the Corporation.

5. Conversion.

(a) Right to Convert. Subject to the limitations set forth in Section 5(h) and Section 5(i) hereof, the holder of any share or shares of Convertible Preferred Stock shall have the right at any time, at such holder’s option, to convert all or any lesser portion of such holder’s shares of Convertible Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of Convertible Preferred Stock to be converted plus accrued and unpaid dividends thereon by (ii) the Conversion Value (as defined below) then in effect for such Convertible Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Convertible Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the Current Market Price per share of the Common Stock.

(b) Mandatory Conversion. Subject to the limitations set forth in Section 5(h) and Section 5(i) hereof, at any time after the date that is 180 days after the Effective Date (as defined below), all the outstanding Convertible Preferred Stock shall be automatically converted upon the occurrence of all of the following events (collectively, a “Conversion Triggering Event”), as of the effective time of such Conversion Triggering Event, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of Convertible Preferred Stock to be converted plus accrued and unpaid dividends thereon by (ii) the Conversion Value (as hereinafter defined) then in effect for such Convertible Preferred Stock:

(i) The Registration Statement (as hereinafter defined) covering all of the shares of Common Stock into which the Preferred Stock is convertible is effective and sales may be made thereunder (or all of the shares of Common Stock into which the Preferred Stock is convertible may be sold without restriction pursuant to Rule 144(k) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”));

(ii) The Common Stock into which the Preferred Stock is convertible is then listed or admitted to trading, or quoted, as applicable (and the Corporation has not received notice that such listing, admission or quotation may be terminated) on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq Small Cap Market;

(iii) The Daily Market Price (solely as defined in clause (i) or (ii) of the definition thereof) of the Common Stock is $4.00 (subject to adjustment for stock splits, reverse splits, stock dividends and the like) or more per share for ten (10) consecutive trading days;

(iv) No Bankruptcy Event shall have occurred and, if pursuant to clause (b), (d) or (f) of the definition thereof, be continuing;

(v) No Redemption Triggering Event shall have occurred and be continuing;

(vi) The Corporation has not made a public announcement that it intends to enter a transaction that would constitute a Change of Control, where such Change of Control transaction has not been consummated or abandoned; and

(vii) The Corporation is in material compliance with the terms of this Certificate of Designations, the Preferred Stock Purchase Agreement, the Registration Rights Agreement and the Warrants.

The Corporation shall deliver to each holder of the Convertible Preferred Stock written notice promptly after the occurrence of a Conversion Triggering Event.

“Registration Statement” shall have the meaning established in the Registration Rights Agreement dated the Date of Original Issue by and among the Corporation and the other parties signatory thereto (the “Registration Rights Agreement”).

“Effective Date” shall mean the date that the Registration Statement is first declared effective by the Securities and Exchange Commission.

(c) Mechanics of Conversion.

(i) Such right of conversion (other than mandatory conversion) shall be exercised by the holder of shares of Convertible Preferred Stock by delivering to the Corporation a conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”), appropriately completed and duly signed and specifying the number of shares of Convertible Preferred Stock that the holder elects to convert (the “Converting Shares”) into shares of Common Stock, and by surrender not later than two (2) business days thereafter of the certificate or certificates representing such Converting Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses and tax identification or social security numbers) in which the certificate or certificates for Common Stock shall be issued, if other than the name in which the Converting Shares are registered. Promptly after the receipt of the Conversion Notice, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Converting Shares or such holder’s nominee, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Converting Shares. Such conversion shall be deemed to have been effected as of the close of business on the date of receipt by the Corporation of the Conversion Notice (the “Conversion Date”), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on the Conversion Date. If the holder requests that the Corporation issue Common Stock upon conversion in a name other than the name in which the Converting Shares are registered, then the Corporation shall not be required to convert such Converting Shares or issue such Common Shares unless the converting holder and its nominees shall have complied with the requirements for a transfer of Securities (as defined in the Preferred Stock Purchase Agreement) pursuant to Section 1.3 of the Preferred Stock Purchase Agreement.

(ii) The Corporation shall use commercially reasonable efforts to effect such issuance of Common Stock (and certificates for unconverted Preferred Stock) within three (3) trading days of the Conversion Date and shall use commercially reasonable efforts to transmit the certificates by messenger or reputable overnight delivery service to reach the address designated by such holder within three (3) trading days after the receipt by the Corporation of such Conversion Notice, provided that the

Corporation shall, in any case, cause the certificates to reach such address no later than seven (7) trading days after the Conversion Date. If certificates evidencing the Common Shares are not received by the holder within five (5) trading days of the Conversion Notice, then the holder will be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of Converting Shares or in payment of dividends hereunder, provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the holder, the Corporation shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion or dividend payment to the holder, by crediting the account of the holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. The time periods for delivery described above, and for delivery of Common Stock in payment of dividends hereunder, shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date. If the conversion has not been rescinded in accordance with this paragraph and the Corporation willfully or intentionally fails to deliver to the holder such certificate or certificates (or shares through DTC) pursuant to this Section 5 (free of any restrictions on transfer or legends, if such shares have been registered) in accordance herewith, prior to the seventh (7th) trading day after the Conversion Date (assuming timely surrender of the Convertible Preferred Stock certificates and any other documention required hereunder for such conversion), the Corporation shall pay to such holder, in cash, on a per diem basis, an amount equal to 2% of the Liquidation Preference of all Preferred Stock held by such holder per month until such delivery takes place; provided that the aggregate amount so payable shall not exceed 10% of the Liquidation Preference of all Preferred Stock held by such holder. Notwithstanding the previous sentence, the Company shall remain obligated to deliver such certificates, and the holder of the Convertible Preferred Stock shall have the right to take any action necessary to enforce its right to receive such certificates.

The Corporation’s obligation to issue Common Stock upon conversion of Preferred Stock shall be absolute, is independent of any covenant of any holder of Preferred Stock, and shall not be subject to: (i) any offset or defense; or (ii) any claims against the holders of Preferred Stock whether pursuant to this Certificate of Designations, the Preferred Stock Purchase Agreement, the Registration Rights Agreement, the Warrants or otherwise.

(iii) Subject to the provisions of Section 5(h), in the event that a Conversion Triggering Event has occurred, all of the outstanding shares of Preferred Stock shall be converted as if the holders thereof had delivered a Conversion Notice with respect to such shares on such day. Promptly thereafter, the holders of the Convertible Preferred Stock shall deliver their certificates evidencing the Convertible Preferred Stock to the Corporation or its duly authorized transfer agent, and upon receipt thereof, the Corporation shall issue or cause its transfer agent to issue certificates evidencing the

Common Stock into which the Convertible Preferred Shares have been converted. Except for certificates evidencing shares of Convertible Preferred Stock that are not converted pursuant to Section 5(d), all certificates evidencing shares of Convertible Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Conversion Triggering Event, be deemed to have been retired and cancelled and the shares of Convertible Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(d) Beneficial Ownership Cap. To the extent that any shares of Convertible Preferred Stock are not automatically converted upon the occurrence of a Conversion Triggering Event on account of the application of Section 5(h), such shares of Convertible Preferred Stock shall be deemed converted automatically under this Section 5 at the first moment thereafter when Section 5(h) would not prevent such conversion. Notwithstanding the preceding sentence, upon the occurrence of the Conversion Triggering Event, the right to: (i) accrue dividends on Preferred Stock (other than dividends pursuant to Section 1(d) hereof); (ii) the liquidation preference of the Preferred Stock, including, without limitation, the right to be treated as holders of Preferred Stock in the event of a merger or consolidation; (iii) the veto rights described in Section 4 hereof; (iv) the participation rights provided in Section 10 hereof (provided that the holders shall have participation rights to the extent provided pursuant to Section 5.18 of the Preferred Stock Purchase Agreement); (v) the redemption rights in Section 13 hereof, (vi) any adjustment to the Conversion Value pursuant to Section 5(k) and (vi) all other preferential rights granted to the holders of the Convertible Preferred Stock shall cease immediately. Nothing in this Section 5(d) shall limit the rights described in Sections 5(f) and (g).

(e) Conversion Value. The initial conversion value for the Convertible Preferred Stock shall be $1.25 per share of Common Stock, such value to be subject to adjustment in accordance with the provisions of this Section 5. Such conversion value in effect from time to time, as adjusted pursuant to this Section 5, is referred to herein as a “Conversion Value.” All of the remaining provisions of this Section 5 shall apply separately to each Conversion Value in effect from time to time with respect to Convertible Preferred Stock.

(f) Stock Dividends, Subdivisions and Combinations. If at any time while the Preferred Stock is outstanding, the Corporation shall:

(i) cause the holders of its Common Stock to be entitled to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then in each such case the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares,

if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this Section 5(f) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this Section 5(f) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Value is calculated hereunder, then the calculation of such Conversion Value shall be adjusted appropriately to reflect such event.

(g) Certain Other Distributions. If at any time while the Preferred Stock is outstanding the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(i) cash,

(ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Common Stock as provided in Section 5(f) hereof), or

(iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (in each case set forth in subparagraphs 5(g)(i), 5(g)(ii) and 5(g)(iii) hereof, the “Distributed Property”), then upon any conversion of Preferred Stock that occurs after such record date, the holder of Preferred Stock shall be entitled to receive, in addition to the shares of Common Stock otherwise issuable upon such conversion of the Preferred Stock (“Conversion Shares”), the Distributed Property that such holder would have been entitled to receive in respect of such number of Conversion Shares had the holder been the record holder of such Conversion Shares as of such record date. Such distribution shall be made whenever any such conversion is made. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 5(g) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 5(f).

(h) Blocking Provision.

(i) Except as provided otherwise in this Section 5(h)(i), the number of Conversion Shares that may be acquired by any holder, and the number of shares of Convertible Preferred Stock that shall be entitled to voting rights under Section 2 hereof, shall be limited to the extent necessary to insure that, following such conversion (or deemed conversion for voting purposes), the number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) does not exceed 4.99% of the total number of shares of Common Stock of the Corporation then issued and outstanding (as applicable, the “Beneficial Ownership Cap”). For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a holder of Preferred Stock, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such holder will be deemed to be an Affiliate of such holder. Each delivery of a Conversion Notice by a holder of Preferred Stock will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Corporation, that the issuance of the full number of shares of Common Stock requested in such Conversion Notice is permitted under this paragraph. This paragraph shall be construed and administered in such manner as shall be consistent with the intent of the first sentence of this paragraph. Any provision hereof which would require a result that is not consistent with such intent shall be deemed severed herefrom and of no force or effect with respect to the conversion contemplated by a particular Conversion Notice.

(ii) Notwithstanding the foregoing provisions of Section 5(h), any holder of Preferred Stock shall have the right prior to the Date of Original Issue upon written notice to the Corporation, or after the Date of Original Issue upon (x) sixty-one (61) days prior written notice to the Corporation or (y) upon a Change of Control the terms of which require the conversion of the Preferred Stock into Common Stock, to choose not to be governed by the Beneficial Ownership Cap provided herein. At any time following the giving of written notice pursuant to the previous sentence, a holder of Preferred Stock may, upon written notice to the Corporation to such effect, choose again to be governed by the Beneficial Ownership Cap, in which case, such holder shall be governed by the Beneficial Ownership Cap until such holder again delivers a notice pursuant to the previous sentence.

(iii) The rights described in Section 5(h)(ii) shall not apply to any holder of Preferred Stock that provides written notice to the Corporation prior to the Date of Original Issue that such holder does not wish to have such rights.

(i) Overall Cap on Common Stock Issuable. Notwithstanding anything contained in this Certificate of Designations to the contrary, the number of shares of Common

Stock issuable by the Corporation upon conversion of the Convertible Preferred Stock and acquirable by the holders of the Convertible Preferred Stock in such capacity, shall not exceed 19.99% of the number of shares of Common Stock outstanding on the Date of Original Issue, subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock (the “Maximum Common Stock Issuance”), unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Corporation’s stockholders in accordance with applicable law and the By-laws and Certificate of Incorporation of the Corporation. If at any point in time and from time to time (each a “Trigger Date”), the number of shares of Common Stock previously issued upon conversion of the Preferred Stock (“Issued Shares”) together with the number of shares of Common Stock that would then be issuable in the event of conversion of all shares of Preferred Stock then outstanding (such issuable shares the “Issuable Shares”), would exceed the Maximum Common Stock Issuance but for this Section 5(i), then the Corporation shall promptly call a shareholders meeting to request shareholder approval for the issuance of Common Stock hereunder in excess of the Maximum Common Stock Issuance. Following any approval by the shareholders of the Additional Issuance, each share of Preferred Stock then outstanding shall be convertible into the number of shares of Common Stock determined pursuant to this Certificate of Designations without regard to the limitations provided in this Section 5(i). Prior to any approval of such issuance in excess of the Maximum Common Stock Issuance (the “Additional Issuance”) by the shareholders and subsequent to any refusal by the shareholders to approve such issuance, each outstanding share of Preferred Stock (other than any share of Preferred Stock converted pursuant to Section 7(b)(i) for which the Liquidation Preference is deemed to be 125% of the Liquidation Preference) shall be convertible into the number of shares of Common Stock equal to (x)(A) the Maximum Common Stock Issuance minus (B) the Issued Shares, divided by (y) the number of shares of Preferred Stock outstanding (the “Per Share Amount”), and the issuance by the Corporation of the Per Share Amount of Common Stock with respect to each share of Preferred Stock converted into Common Stock pursuant to Section 5(a) or Section 5(b) hereof (other than any share of Preferred Stock converted pursuant to Section 7(b)(i) for which the Liquidation Preference is deemed to be 125% of the Liquidation Preference) shall be deemed to fully satisfy the Corporation’s obligations with respect to the conversion of such Preferred Stock and such Preferred Stock shall no longer be considered issued and outstanding for any purpose; provided, however; that with respect to any conversion resulting from the occurrence of a Conversion Triggering Event following a Trigger Date and prior to the holding of a meeting at which shareholders vote on the Additional Issuance, the Corporation shall, after issuing the Per Share Amount of Common Stock with respect to each share of Preferred Stock converted, remain obligated to hold such meeting and, if the shareholders approve the Additional Issuance, the Corporation shall, promptly following such approval, issue to each holder as of the date of such conversion of such Preferred Stock such holder’s pro rata share of the Additional Issuance; provided, further, that if such meeting is held and the shareholders fail to approve the Additional Issuance, the Corporation shall have no further obligations with respect to the conversion of such Preferred Stock and such Preferred Stock shall no longer be considered issued and outstanding for any purpose. For avoidance of doubt, if the Corporation is required to call such a shareholders meeting, it shall not be in breach of the terms of this Certificate of Designations if the shareholders fail to approve such issuance.

(j) Common Stock Reserved. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, (i) solely for issuance in payment of dividends pursuant to Section 1, such number of shares of Common Stock as will be sufficient to pay such dividends up to the date that is two (2) years after the Date of Original Issue (for purposes of calculating such number of shares to be reserved, the Corporation shall use the Current Market Price as of the Date of Original Issue), and (ii) solely for issuance upon the conversion of shares of Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock at the time outstanding (without regard to any ownership limitations provided in Section 5(h) or any potential (but unrealized) adjustment to the Conversion Value, but after giving effect to the limitations of Section 5(i)).

(k) Adjustment Upon Issuance of Additional Shares of Common Stock.

(i) Adjustment to Conversion Value. Subject to the exceptions identified in Section 5(k)(iii), if at any time while any Preferred Stock is outstanding the Corporation shall issue or sell any additional shares of Common Stock (“Additional Common Stock”) in exchange for consideration in an amount per share of Additional Common Stock less than the Conversion Value at the time the shares of Additional Common Stock are issued or sold, then the Conversion Value immediately prior to such issue or sale shall be reduced to a price determined by dividing:

(1) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Value, plus (b) the consideration, if any, received by the Corporation upon such issue or sale; by

(2) the total number of shares of Common Stock outstanding immediately after such issue or sale.

(ii) Issuance of Common Stock Equivalents. If at any time while the Preferred Stock is outstanding the Corporation shall issue or sell any warrants or other rights to subscribe for or purchase any Additional Common Stock or any securities convertible, directly or indirectly, into Additional Common Stock (collectively, “Common Stock Equivalents”), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the effective price per share for which Common Stock is issuable upon the exercise, exchange or conversion of such Common Stock Equivalents shall be less than the current Conversion Value in effect immediately prior to the time of such issue or sale, then the current Conversion Value shall be adjusted as provided in Section 5(k)(i) on the basis that the maximum number of shares of Additional Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued and outstanding and the Corporation shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such Common Stock Equivalents. No further adjustments to the current Conversion Value shall be made under this Section 5(k) upon the actual issue of such Common Stock upon the exercise, conversion or exchange of such Common Stock Equivalents.

(iii) Certain Issues of Common Stock Excepted. The provisions of Section 5(k) shall not apply to any issuance of Additional Common Stock for which an adjustment is provided under Section 5(f) or Section 5(g). The Corporation shall not be required to make any adjustment of the Conversion Value pursuant to Section 5(k) in the case of the issuance from and after the Date of Original Issue of shares of Common Stock issued or, pursuant to clause (ii) above, deemed to be issued: (A) upon conversion of, or in payment of dividends on, the Convertible Preferred Stock, including pursuant to any anti-dilution provisions; (B) upon exercise of the Warrants (as defined in the Preferred Stock Purchase Agreement), including pursuant to any anti-dilution provisions; (C) upon the exercise, conversion or exchange of, or in payment of any mandatory dividends or interest on, any warrants, options or other securities of the Corporation outstanding as of the Date of Original Issue, which shall for the avoidance of doubt include the payment of interest on the Corporation’s outstanding 10% Convertible Senior Secured Promissory Notes due June 1, 2005; (D) in connection with bona-fide mergers, acquisitions or strategic transactions, including without limitation joint ventures, manufacturing, marketing, distribution, technology transfer or research and development arrangements that are approved by the Board; (E) pursuant to the Corporation’s existing compensation plans or any other plan, agreement or arrangement approved by the Board for the primary purpose of soliciting or retaining the services of employees, directors, or consultants; (F) in connection with equipment leasing arrangements, bank or other institutional loans, or other financing transactions that are approved by the Board and the primary purpose of which is not equity financing; (G) as to which the holders of 75% of the outstanding shares of Convertible Preferred Stock elect in writing to exempt from the definition of “Additional Common Stock”; (H) in connection with the Rights Agreement or any Rights Plan; or (I) upon conversion, exercise or exchange of, or by way of dividend or other distribution on, any securities excluded from the definition of Additional Common Stock by the foregoing clauses or by this clause.

(iv) Superseding Adjustment. If, at any time after any adjustment to the current Conversion Value shall have been made pursuant to Section 5(k) as the result of any issuance of Common Stock Equivalents, (x) the right to exercise, exchange or convert all or a portion of the Common Stock Equivalents shall expire unexercised, or (y) the conversion rate or consideration per share for which shares of Common Stock are issuable pursuant to such Common Stock Equivalents shall be increased solely by virtue of provisions therein contained for an automatic increase in such conversion rate or consideration per share, as the case may be, upon the occurrence of a specified date or event, then any such previous adjustments to the Conversion Value shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Upon the occurrence of an event set forth in this Section 5(k)(iv) above, there shall be a recomputation made of the effect of such Common Stock Equivalents on the basis of: (i) treating the number of additional shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise, exchange or conversion of any such Common Stock Equivalents, as having been issued on the date or dates of any such exercise, exchange or conversion and for the consideration actually received and receivable therefor, and (ii) treating any such Common Stock Equivalents which then remain outstanding as having been granted or issued immediately after the time of such increase of the conversion rate or consideration per share for which shares of Common Stock or other property are issuable under such Common Stock Equivalents; whereupon a new adjustment to the current Conversion Value shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

(l) Rights Distributed Under Rights Agreement. Capitalized terms used in this Section 5(l) and which are not otherwise defined in this Section 5(l), shall have the meanings ascribed to them in the Rights Agreement between the Corporation and Continental Stock Transfer & Trust Company, as Rights Agent, dated as of September 11, 2001, as currently in effect and as may in the future be amended from time to time (the “Rights Agreement”). While the Rights Agreement or any other poison pill, rights plan or similar arrangement (each, a “Rights Plan”) shall be in effect, upon the occurrence of a Distribution Date under the Rights Agreement or similar event under any Rights Plan, each holder of Convertible Preferred Stock shall receive, without any further action by the Corporation, such number of Rights under the Rights Agreement or similar rights under such Rights Plan equal to the number of Rights or similar rights such Holder would have held if, immediately prior to such Distribution Date or similar event, all of the shares of Convertible Preferred Stock had been converted into shares of Common Stock pursuant to Section 5(a) at the then current Conversion Value, without regard to Section 5(h). The Corporation shall issue to each holder of Convertible Preferred Stock certificates evidencing such Rights or similar rights, no later than five business days following the distribution of such Rights or similar rights to shareholders of the Corporation generally. In the event the Rights Agreement or applicable Rights Plan does not permit such Rights or similar rights to be granted to each holder of Convertible Preferred Stock, the Corporation shall promptly (i) amend the Rights Agreement or applicable Rights Plan to permit the Corporation to take the actions set forth in this Section 5(l), or (ii) issue to each holder of Convertible Preferred Stock an option, right or similar arrangement giving each such holder the same rights and benefits as they would have held upon the receipt of the applicable number of Rights or similar rights.

6. Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which the Convertible Preferred Stock is convertible and the current Conversion Value provided for in Section 5:

(a) When Adjustments to Be Made. The adjustments required by Section 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment to the Conversion Value that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 5(f)) up to, but not beyond the Conversion Date if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which the Convertible Preferred Stock is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by Section 5 and not previously made, would result in a minimum adjustment or on the Conversion Date. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b) Fractional Interests. In computing adjustments under Section 5, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

(c) When Adjustment Not Required. If the Corporation undertakes a transaction contemplated under Section 5(g) and as a result takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under Section 5(g) and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under Section 5(g), then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d) Escrow of Stock. If after any property becomes distributable pursuant to Section 5 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of the Convertible Preferred Stock either converts the Convertible Preferred Stock or there is a mandatory conversion during such period or such holder is unable to convert shares pursuant to Section 5(h), such holder of Convertible Preferred Stock shall continue to be entitled to receive any shares of Common Stock issuable upon conversion under Section 5 by reason of such adjustment (as if such Preferred Stock were not yet converted) and such shares or other property shall be held in escrow for the holder of the Convertible Preferred Stock by the Corporation to be issued to holder of the Convertible Preferred Stock upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Corporation and escrowed property returned to the Corporation.

7. Merger, Consolidation or Disposition of Assets.

(a) If, after the Date of Original Issue and while the Preferred Stock is outstanding, there occurs: (i) an acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) of more than 50% of the voting rights or equity interests in the Corporation, whether in one transaction or in a series of related transactions or (ii) a merger or consolidation of the Corporation or a sale, transfer or other disposition of all or substantially all the Corporation’s property, assets or business to another corporation where the holders of the Corporation’s voting securities prior to such transaction fail to hold at least 50% of the voting power of the Corporation (or, if other than the Corporation, the successor or acquiring entity) immediately following the transaction and, in each case, such transaction is approved by the Corporation’s Board of Directors (each, a “Change of Control”), and, pursuant to the terms of such Change of Control, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation, are to be received by or distributed to the holders of Common Stock of the Corporation (collectively, the “Change of Control Consideration”), then the successor or acquiring corporation (if other than the Corporation) shall assume the Convertible Preferred Stock pursuant to Section 7(c) below. The Corporation shall not effect any Change of Control without the prior written consent of the holders of a majority of the outstanding shares of

Convertible Preferred Stock (in addition to any other consent or voting rights with respect to such Change of Control that such holders may have pursuant to this Certificate of Designations or applicable law) unless (A) the resulting successor or acquiring entity (if not the Corporation) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Change of Control, assumes by written instrument all of the obligations of this Certificate of Designations and the Related Documents (as defined in the Preferred Stock Purchase Agreement) and (B) the entity whose securities into which the Preferred Stock shall become convertible or exchangeable in such transaction is a publicly traded corporation whose common stock is listed for trading on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq Small Cap Market.

(b) Prior to the occurrence of a Change of Control, the Corporation shall notify the holders that they have a right to make a change of control redemption election. If, within ten (10) days after receiving such notice from the Corporation, any holder delivers notice to the Corporation of its election to exercise such right (which may be in whole or in part), then the Corporation shall, at its option, take one (or, if applicable, more than one) of the following actions with respect to each share of Convertible Preferred Stock that is the subject of such election (each such share, a “Redemption Share”):

(i) without regard to the limitations set forth in Section 5(h), convert such Redemption Share into Common Stock of the Corporation (which conversion shall take place prior to the consummation of any Change of Control transaction and shall take place as if such conversion were pursuant to Section 5(a), except that, if the Change of Control involves the receipt by or distribution to holders of Common Stock of the Corporation of Change of Control Consideration such that the Change of Control Consideration to be received by or distributed in respect of the shares of Common Stock issuable upon conversion of such Redemption Share has a value less than 125% of the Liquidation Preference of such share, then the Liquidation Preference of such share for purposes of such conversion shall equal 125% of the Liquidation Preference; or

(ii) pay to the holder of such Redemption Share cash equal to (A) all accrued but unpaid dividends as of the date of the redemption with respect to such Redemption Share, plus (B) 125% of the Liquidation Preference of such Redemption Share; or

(iii) cause the successor or acquiring corporation (whether or not the Corporation) to assume such Redemption Share pursuant to Section 7(c) and cause the Liquidation Preference of such share from and after the date of such assumption to equal 125% of the Liquidation Preference of such share prior to such assumption;

provided, however, that if the Corporation satisfies its obligations under this Section 7(b) with respect to Redemption Shares pursuant to more than one of clauses (i), (ii) and (iii) above, then the Corporation shall, to the greatest extent practicable, apply clauses (i), (ii) and (iii) above (as applicable) on a pro rata basis among such holders in proportion to their respective number of Redemption Shares. Unless the Corporation’s shareholders shall have approved the issuance of shares of Common Stock in excess of the Maximum Issuance Amount as contemplated by Section 5(i), in the event that the Liquidation Preference for purposes of the conversion of a

Redemption Share is deemed to be 125% of the Liquidation Preference pursuant to the exception in clause (i) above, the Corporation may satisfy its obligations under this Section 7(b) under clause (i) above with respect to no more than such number of Redemption Shares, which when converted under clause (i) above without regard to the limitations in Section 5(i), would convert into a number of shares of Common Stock that when added to the (A) Issued Shares, and (B) any shares of Common Stock that would then be issuable upon conversion of shares of Convertible Preferred Stock that are not Redemption Shares, would not exceed the Maximum Common Stock Issuance. For avoidance of doubt, the Corporation’s obligations under this Section 7(b) with respect to Redemption Shares that are not satisfied in full pursuant to clause (i) above shall be satisfied pursuant to, at the Corporation’s election, either clause (ii) or clause (iii) above.

(c) In case of any such Change of Control, (i) the resulting successor or acquiring entity (if not the Corporation) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Change of Control, shall assume by written instrument all of the obligations of this Certificate of Designations and the Related Documents (as defined in the Preferred Stock Purchase Agreement), subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Corporation) in order to provide for adjustments of shares of the Common Stock into which the Convertible Preferred Stock is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in Section 5. For purposes of Section 5, common stock of the successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.

(d) The foregoing provisions of this Section 7 shall similarly apply to successive Change of Control transactions, but in no event may a change of control redemption election be made on more than one occasion with respect to any share of Convertible Preferred Stock.

8. Other Action Affecting Common Stock. In case at any time or from time to time the Corporation shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 5 or any other action described in Section 5, then, unless such action will not have a materially adverse effect upon the rights of the holder of Convertible Preferred Stock, the number of shares of Common Stock or other stock into which the Convertible Preferred Stock is convertible and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances; provided, that the mere authorization or issuance of additional shares of capital stock of the Corporation (other than pursuant to a stock dividend) shall not be considered any action in respect of its Common Stock.

9. Certain Limitations. Notwithstanding anything herein to the contrary, the Corporation agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the current Conversion Value to be less than the par value per share of Common Stock.

10. Participation Rights.

(a) Subject to the terms and conditions specified in this Section 10, at any time while the Convertible Preferred Stock is outstanding, the holders of outstanding shares of Convertible Preferred Stock shall have a right to participate with respect to the issuance or possible issuance by the Corporation of any future equity or equity-linked securities or debt which is convertible into equity or in which there is an equity component (as the case may be, “Additional Securities”) on the same terms and conditions as offered by the Corporation to the other purchasers of such Additional Securities. Each time the Corporation proposes to offer any Additional Securities, other than pursuant to a bona-fide underwritten public offering or in connection with a transaction that will result in the redemption pursuant to Section 13(c) by the Corporation of all of the Convertible Preferred Stock then outstanding, the Corporation shall make an offering of such Additional Securities to each holder of shares of Convertible Preferred Stock in accordance with the following provisions:

(i) The Corporation shall deliver a notice (the “Issuance Notice”) to the holders of shares of Convertible Preferred Stock stating (a) its bona fide intention to offer such Additional Securities, (b) the number of such Additional Securities to be offered, (c) the price and terms, if any, upon which it proposes to offer such Additional Securities, and (d) the anticipated closing date of the sale of such Additional Securities; provided, however, that no Issuance Notice shall be required with respect to any offering of Additional Securities as to which the Pro Rata Amount is zero pursuant to Section 10(a)(ii)(C).

(ii) By written notification received by the Corporation, within five (5) trading days after giving of the Issuance Notice, any holder of shares of Convertible Preferred Stock may elect to purchase or obtain, at the price and on the terms specified in the Issuance Notice, up to that number of such Additional Securities which equals such holder’s Pro Rata Amount (as defined below). The “Pro Rata Amount” for any given holder of shares of Convertible Preferred Stock shall be determined as follows: (A) if the issuance of the Additional Securities is to be consummated within eighteen (18) months following the Date of Original Issue, then the holder’s Pro Rata Amount shall equal that portion of the Additional Securities the price of which is equal to 50% of the aggregate purchase price that such holder paid to the Corporation upon issuance of the Preferred Stock reduced by the amount, if any, that the holder has invested in any previous issue of Additional Securities pursuant to its right under this Section 10, (B) if the issuance of the Additional Securities is to be consummated at any time that is after the date that is eighteen (18) months following the Date of Original Issue and the Additional Securities are securities other than Common Stock, then such holder’s Pro Rata Amount shall equal that number of Additional Securities as are convertible into or exchangeable for such number of shares of Common Stock as is obtained by dividing (1) the Liquidation Preference attributable to such holder’s shares of Convertible Preferred Stock plus any accrued and unpaid dividends on such Convertible Preferred Stock by (2) the Conversion Value then in effect, and in such event the Corporation shall be obligated to sell such number of Additional Securities to each such holder, even if the aggregate Pro Rata Amount for all such holders exceeds the aggregate amount of Additional Securities that the Corporation had initially proposed to offer, and (C) if the conditions contained in either clause (A) or (B) of this sentence are not met, then the Pro Rata Amount for each holder shall be zero. The Corporation shall promptly, in writing, inform each holder of shares of Convertible Preferred Stock which elects to purchase all of the Additional Shares available to it (“Fully-Exercising Holder”) of any other holder’s failure to do likewise. During the five-day period commencing after such information is given, each Fully-Exercising Holder shall be entitled to elect to purchase that portion of the Additional Securities for which the holders of shares of Convertible Preferred Stock were entitled to subscribe but which were not subscribed for by such holders which is equal to the proportion that the number of shares of Convertible Preferred Stock held by such Fully-Exercising Holder bears to the total number of shares of Convertible Preferred Stock held by all Fully-Exercising Holders who wish to purchase some of the unsubscribed shares.

(iii) If all Additional Securities which the holders of shares of Convertible Preferred Stock are entitled to obtain pursuant to Section 10(a)(ii) are not elected to be obtained as provided in Section 10(a)(ii) hereof, the Corporation may, during the seventy-five (75) day period following the expiration of the period provided in Section 10(a)(ii) hereof, offer the remaining unsubscribed portion of such Additional Securities to any person or persons on substantially similar terms to those specified in the Issuance Notice. If the Corporation does not consummate the sale of such Additional Securities within such period or if such Additional Securities are offered on terms not substantially similar to the terms of the offer specified in the Issuance Notice, the right provided hereunder shall be deemed to be revived and such Additional Securities shall not be offered or sold unless first reoffered to the holders of shares of Convertible Preferred Stock in accordance herewith.

(iv) If the holders of shares of the Convertible Preferred Stock elect to exercise their participation rights pursuant to Section 10(a)(ii)(B) (“Exercising Holders”) such that the total number of shares of Common Stock issuable or potentially issuable to such holders would, together with the number of shares of Common Stock (x) issuable or potentially issuable to holders of the Convertible Preferred Stock (upon conversion of such Convertible Preferred Stock) that do not elect to exercise such participation rights or (y) previously issued, upon conversion, to holders of Convertible Preferred Stock, as the case may be (such total amount, the “Total Issuance”), would exceed the Maximum Common Stock Issuance, then the Pro Rata Amount for each holder electing to exercise such participation rights shall be reduced in proportion to such holder’s percentage of the total number of shares of Convertible Preferred Stock with respect to which such elections have been received so that the Total Issuance shall not exceed the Maximum Common Stock Issuance unless shareholder approval has been received. If the Total Issuance would exceed the Maximum Common Stock Issuance but for this Section 10(a)(iv), then the Corporation shall promptly call a shareholder meeting to obtain shareholder approval for the issuance of Common

Stock hereunder in excess of the Maximum Common Stock Issuance. If such approval is received following the closing of the transaction in which the Total Issuance would have exceeded the Maximum Common Stock Issuance, then the Exercising Holders shall then be entitled to receive the number of shares by which their Pro Rata Amount was reduced pursuant to this Section 10(a)(iv) as if such reduction had not taken place.

(b) In the event that any holder of shares of Convertible Preferred Stock exercises its participation right under Section 10(a)(ii)(B), such holder shall use the appropriate portion of its shares of Convertible Preferred Stock as the consideration for the purchase of its allocated portion of Additional Securities pursuant to Section 10(a)(ii)(B), with the shares of Convertible Preferred Stock being valued at the Liquidation Preference plus any accrued and unpaid dividends for such purpose. For avoidance of doubt, if the holder exercises its participation right under Section 10(a)(ii)(A), such holder shall be required to use cash as the consideration for the purchase of its allocated portion of Additional Securities.

(c) The rights of the holders of Convertible Preferred Stock under this Section 10 shall not apply to securities of the Corporation issued or issuable: (A) upon conversion of, or in payment of dividends on, the Convertible Preferred Stock, including pursuant to any anti-dilution provisions; (B) upon exercise of the Warrants, including pursuant to any anti-dilution provisions; (C) upon the exercise, conversion or exchange of, or in payment of any mandatory dividends or interest on, any warrants, options or other securities of the Corporation outstanding as of the Date of Original Issue, which shall for the avoidance of doubt include the payment of interest on the Corporation’s outstanding 10% Convertible Senior Secured Promissory Notes due June 1, 2005; (D) in connection with a bona-fide merger, acquisition or strategic transaction, including without limitation joint ventures, manufacturing, marketing, distribution, technology transfer or research and development arrangements that are approved by the Board; (E) pursuant to the Corporation’s existing compensation plans or any other plan, agreement or arrangement approved by the Board for the primary purpose of soliciting or retaining the services of employees, directors, or consultants; (F) in connection with equipment leasing arrangements, bank or other institutional loans, or other financing transactions that are approved by the Board and the primary purpose of which is not equity financing; (G) in transactions within the scope of Section 5(f) or Section 5(g) above; (H) as to which the holders of 75% of the outstanding shares of Convertible Preferred Stock elect in writing to exempt from the provisions of this Section 10; or (I) in connection with the Rights Agreement or any Rights Plan; or (J) upon conversion, exercise or exchange of, or by way of dividend or other distribution on, any securities excluded from the provisions of this Section 10 by the foregoing clauses or by this clause.

(d) The participation right set forth in this Section 10 may not be assigned or transferred, except that such right is assignable by each holder of shares of Convertible Preferred Stock to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such holder.

11. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Value, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Value at the time in effect for the Convertible Preferred Stock and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the conversion of Convertible Preferred Stock owned by such holder (without regard to the ownership limitations set forth in Section 5(h)).

12. Notices of Record Date. In the event of any fixing by the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend or any dividend pursuant to Section 1) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Convertible Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

13. Redemption.

(a) Redemption at the Holders’ Elections. If a Redemption Triggering Event (as defined below) has occurred and, and a holder has so elected, the Corporation shall redeem the Convertible Preferred Stock of any holder who gives a Demand for Redemption (as defined below). The Corporation shall, promptly thereafter, redeem the shares of Convertible Preferred Stock as set forth in the Demand for Redemption. The Corporation shall effect such redemption promptly following receipt of such Demand for Redemption by paying in cash for each such share to be redeemed an amount equal to the greater of (i) the Redemption Price (as defined below) or (ii) the total number of shares of Common Stock into which such Convertible Preferred Stock is convertible multiplied by the Current Market Price on the date that the holder sends a Demand for Redemption. “Redemption Triggering Event” means the Corporation’s willful or intentional failure or refusal to convert any shares of Convertible Preferred Stock in accordance with the terms hereof, or the providing of written notice to such effect. “Redemption Price” means (i) all accrued but unpaid dividends as of the date of Demand for Redemption with respect to each share to be redeemed, plus (ii) 100% of the Liquidation Preference of each share to be redeemed. For the avoidance of doubt, any failure or refusal by the Corporation to convert shares of Preferred Stock into a number of shares of Common Stock in excess of the limitations provided in Section 5(i) shall not constitute a Redemption Triggering Event.

(b) Demand for Redemption. A holder desiring to elect a redemption as herein provided shall deliver a notice (the “Demand for Redemption”) to the Corporation while such Redemption Triggering Event continues specifying the following:

(i) The approximate date and nature of the Redemption Triggering Event;

(ii) The number of shares of Convertible Preferred Stock to be redeemed; and

(iii) The address to which the payment of the Redemption Price shall be delivered, or, at the election of the holder, wire instructions with respect to the account to which payment of the Redemption Price shall be required.

A holder may deliver the certificates evidencing the Convertible Preferred Stock to be redeemed with the Demand for Redemption or under separate cover. Payment of the Redemption Price shall be made not later than two (2) business days after the date on which a holder has delivered a Demand for Redemption and the certificates evidencing the shares of Convertible Preferred Stock to be redeemed.

(c) Redemption at the Corporation’s Election. Except as provided below, the Corporation may, at the option of the Board of Directors, at any time after the fourth (4th) anniversary of the Date of Original Issue, elect to redeem in whole or in part the shares of Convertible Preferred Stock by giving notice of such election pursuant to Section 13(d)(iii) hereof to all holders of Convertible Preferred Stock. The amount payable in redemption of each share of Convertible Preferred Stock (the “Corporation Redemption Price”) shall be cash equal (i) all accrued but unpaid dividends as of the Redemption Date (as defined below) with respect to each share to be redeemed, plus (ii) the greater of (A) 125% of the Liquidation Preference of each share of Convertible Preferred Stock to be redeemed or (B) the Current Market Value on the date of the Redemption Notice (as defined below) of the number of Common Shares issuable upon conversion of the Convertible Preferred Stock. The redemption shall be effected in the manner specified in paragraph (d) below; provided, that if a holder has delivered a Conversion Notice to the Seller or delivers a Conversion Notice during the period between the date of the Redemption Notice and 5:00 pm, New York time, on the business day immediately preceding the Redemption Date for all or a portion of the shares of Convertible Preferred Stock, such shares of Convertible Preferred Stock designated to be redeemed may be converted by such holder; provided further that if during the period between the date of the Redemption Notice and the Redemption Date a holder shall deliver a Demand for Redemption, then the right of such holder shall take precedence over the previously delivered Redemption Notice. The Corporation may not redeem any shares of Convertible Preferred Stock pursuant to this Section 13(c) unless:

(i) The Registration Statement covering all of the shares of Common Stock into which the Preferred Stock is convertible is effective and sales may be made thereunder (or all of the shares of Common Stock into which the Preferred Stock is convertible may be sold without restriction pursuant to Rule 144(k) promulgated by the Securities and Exchange Commission under the Securities Act;

(ii) The Common Stock into which the Preferred Stock is convertible is then listed or admitted to trading, or quoted, as applicable on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq Small Cap Market;

(iii) No Bankruptcy Event shall have occurred and, if pursuant to clause (b), (d) or (f) of the definition thereof, be continuing; and

(iv) No Redemption Triggering Event shall have occurred and be continuing and the Corporation shall not be in breach of its obligations under Section 5(j).

(d) Redemption Mechanics. The Corporation shall effect a redemption made at the election of the Corporation as follows:

(i) The number of shares subject to redemption shall be allocated pro rata among the holders of outstanding shares of Convertible Preferred Stock based upon the number of such shares held by each such holder.

(ii) The Corporation shall pay the Corporation Redemption Price in cash for each such share to be redeemed.

(iii) At least fifteen (15) but no more than forty-five (45) days prior to the date fixed for any redemption of Convertible Preferred Stock (the “Redemption Date”), written notice shall be given to each holder of record of Convertible Preferred Stock to be redeemed, notifying such holder of the redemption to be effected, specifying the Redemption Date, the Corporation Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, its certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). On or after the Redemption Date, each holder of Convertible Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Corporation Redemption Price of such shares shall be paid to the person whose name appears on such certificate or certificates as the owner thereof, and upon such payment, each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(iv) From and after the close of business on the Redemption Date, unless there shall have been a default in payment of the Corporation Redemption Price, all rights of the holders of the shares of Convertible Preferred Stock designated for redemption as holders of Convertible Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates), including the right to convert pursuant to Section 5(a), shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(v) Prior to 5:00 pm, New York time, on the business day immediately preceding to the Redemption Date, the Corporation shall deposit the Corporation Redemption Price of all outstanding shares of Convertible Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, provided that, if the Corporation so deposits the Corporation Redemption Price of any share of Convertible Preferred Stock for which the Corporation receives a Conversion Notice prior to 5:00 pm, New York time, on the business day immediately preceding to the Redemption Date and the Corporation duly converts such share of Convertible Preferred Stock, then the Corporation may withdraw from such trust fund the Corporation Redemption Price of such share of Convertible Preferred Stock. Simultaneously, the Corporation shall deposit irrevocable instructions and authorize such bank or trust company to pay, on and after the date fixed for redemption or prior thereto, the Corporation Redemption Price of the Convertible Preferred Stock to the holders thereof upon surrender of their certificates. The balance of any monies deposited by the Corporation pursuant to this paragraph remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to the Corporation, provided that the stockholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Convertible Preferred Stock, to receive such monies but without interest from the Redemption Date.

(e) Status of Redeemed or Purchased Shares. Any shares of the Convertible Preferred Stock at any time purchased, redeemed or otherwise acquired by the Corporation shall not be reissued and shall be retired.

14. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows: (i) if to the Corporation, to 20 Newbury Street, 5th Floor, Boston, Massachusetts 02116, Attention: Chief Financial Officer, Facsimile No.: (617) 425-0996, or (ii) if to a holder of Preferred Stock, to the address or facsimile number appearing on the Corporation’s stockholder records or, in either case, to such other address or facsimile number as the Corporation or a holder of Preferred Stock may provide to the other in accordance with this Section.

15. Stock Transfer Taxes. The issue of stock certificates upon conversion of the Convertible Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issue; provided, however, that the Corporation shall be entitled to withhold any applicable withholding taxes with respect to such issue, if any. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any of the Convertible Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

16. Remedies. The Corporation acknowledges that a breach by it of its obligations under this Certificate of Designations will cause irreparable harm to each holder of Convertible Preferred Stock by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Corporation acknowledges that the remedy at law for a breach of its obligations under this Certificate of Designations will be inadequate and agrees, in the event of a breach or threatened breach by the Corporation of the provisions of this Certificate of Designations, that each holder of Convertible Preferred Stock shall be entitled, in addition to all other available remedies in law or in equity, to any injunction or injunctions to prevent or cure any breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations, without the necessity of showing economic loss and without any bond or other security being required.

[signature page follows]

IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Corporation, does file this Certificate of Designations, Rights and Preferences, hereby declaring and certifying that the facts stated herein are true and accordingly has hereunto set his hand this 9th day of December, 2003.

BOSTON LIFE SCIENCES, INC.

By:	/s/ Marc Lanser MD
Name:	Marc Lanser MD
Title:	President

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert shares of Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series E Cumulative Convertible Preferred Stock (the “Preferred Stock”) indicated below into shares of common stock, par value $0.01 per share (the “Common Stock”), of Boston Life Sciences, Inc., a Delaware corporation (the “Corporation”), according to the Certificate of Designations of the Preferred Stock and the conditions hereof, as of the date written below. The undersigned hereby requests that certificates for the shares of Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If the shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. A copy of the certificate representing the Preferred Stock being converted is attached hereto.

_________________________________________________________________________________________________________

Date of Conversion (Date of Notice)

_________________________________________________________________________________________________________

Number of shares of Preferred Stock owned prior to Conversion

_________________________________________________________________________________________________________

Number of shares of Preferred Stock to be Converted

_________________________________________________________________________________________________________

Stated Value of Preferred Stock to be Converted

_________________________________________________________________________________________________________

Amount of accumulated and unpaid dividends on shares of Preferred Stock to be Converted

_________________________________________________________________________________________________________

Number of shares of Common Stock to be Issued (including conversion of accrued but unpaid dividends on shares of Preferred Stock to be Converted)

_________________________________________________________________________________________________________

Applicable Conversion Value

_________________________________________________________________________________________________________

Number of shares of Preferred Stock owned subsequent to Conversion

Conversion Information:[NAME OF HOLDER]

________________________________

Address of Holder:

________________________________

________________________________

Issue Common Stock to (if different than above):

Name:___________________________

Address:___________________________

___________________________

Tax ID #:______________________

The undersigned represents, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Corporation, as of the date hereof that, after giving effect to the conversion of Preferred Shares pursuant to this Conversion Notice, the undersigned will not exceed the “Beneficial Ownership Cap” contained in Section 5(h) of the Certificate of Designations of the Preferred Stock.

Name of Holder

By:
Name:
Title:

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